UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2021 (March 8, 2021)

SUMMIT HOTEL PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35074	27-2962512
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13215 Bee Cave Parkway, Suite B-300

Austin, Texas 78738

(Address of Principal Executive Offices) (Zip Code)

(512) 538-2300

(Registrants’ telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	INN	New York Stock Exchange
Series D Cumulative Redeemable Preferred Stock, $0.01 par value	INN-PD	New York Stock Exchange
Series E Cumulative Redeemable Preferred Stock, $0.01 par value	INN-PE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐             Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2021 Executive Compensation Program

Effective March 8, 2021, the Compensation Committee and the Board of Directors (the “Board”) approved the elements of the 2021 executive compensation program for the following executive officers of Summit Hotel Properties, Inc. (the “Company”):

Jonathan P. Stanner, President and Chief Executive Officer*

Daniel P. Hansen, Executive Chairman*

Craig J. Aniszewski, Executive Vice President and Chief Operating Officer

Christopher R. Eng, Executive Vice President, General Counsel, Chief Risk Officer and Secretary

Paul Ruiz, Senior Vice President and Chief Accounting Officer

*As previously reported on the Current Report on Form 8-K filed by the Company on December 16, 2020, in connection with the appointment of Mr. Stanner as President and Chief Executive Officer and Mr. Hansen as Executive Chairman effective January 15, 2021 the Company entered into new employment agreements with Mr. Stanner and Mr. Hansen detailing compensatory arrangements.

The key elements of the 2021 executive compensation program are summarized below. For the development of the 2021 executive compensation program, the Compensation Committee retained Frederic W. Cook & Co, Inc. (“FW Cook”). FW Cook provided the Compensation Committee and Board with advisory services only with respect to executive and Board compensation and worked with management only at the request and under the direction of the Compensation Committee. FW Cook reviewed the compensation components for the prior year’s program and advised the Compensation Committee on the appropriateness of those components. The approval of the 2021 executive compensation program was based on various factors, including, among others, recommendations made by FW Cook.

2021 Annual Base Salaries. For 2021, base salaries to be paid to the Company’s executive officers are:

Mr. Stanner will be paid $600,000*

Mr. Hansen will be paid $500,000*

Mr. Aniszewski will be paid $450,000

Mr. Eng will be paid $375,000

Mr. Ruiz will be paid $300,000

2021 Equity Incentives: Time-Based Stock Awards. The Compensation Committee and Board approved time-based stock awards under the Company’s 2011 Equity Incentive Plan As Amended and Restated Effective June 15, 2015 (the “2011 Plan”) as follows:

Mr. Stanner, 97,276 shares*

Mr. Hansen, 145,914 shares*

Mr. Aniszewski, 42,802 shares

Mr. Eng, 17,510 shares

Mr. Ruiz, 15,564 shares

The time-based shares were issued on March 8, 2021. The number of time-based shares awarded to each executive officer was determined by dividing the fixed dollar amount of each stock award by the volume weighted average price (“VWAP”) of the Company’s common stock for the ten trading days ending on, and including, March 5, 2021, or $10.28. The Company has entered into stock award agreements with the executive officers, effective as of March 8, 2021, setting forth the terms and conditions of the time-based stock awards. The stock award agreements for Messrs. Stanner, Aniszewski, Eng and Ruiz provide for vesting as follows: 25% of shares will vest on March 9, 2022; 25% of the shares will vest on March 9, 2023; and 50% of the shares will vest on March 9, 2024. The stock award agreement for Mr. Hansen provides for vesting as follows: 25% of shares will vest on December 31, 2022; 25% of shares will vest on December 31, 2023; and 50% of shares will vest on December 31, 2024.

2021 Equity Incentives: Performance-Based Stock Awards. The Compensation Committee and Board approved performance-based stock awards under the 2011 Plan as follows:

Mr. Stanner, 145,915 shares

Mr. Aniszewski, 64,202 shares

Mr. Eng, 26,264 shares

Mr. Ruiz, 23,347 shares

Pursuant to the terms of his employment agreement, Mr. Hansen was not awarded performance-based stock awards in 2021.

The performance-based shares were issued at the target level of performance, as discussed below, on March 8, 2021. The number of performance-based shares awarded to each executive officer was determined by dividing the fixed dollar amount of each stock award by the VWAP of the Company’s common stock for the ten trading days ending on, and including, March 5, 2021, or $10.28. The Company has entered into stock award agreements with the above-named executive officers, effective as of March 8, 2021, setting forth the terms and conditions of the performance-based stock awards.

Pursuant to the stock award agreements, the performance-based shares will be earned based on the Company’s relative total stockholder return (“TSR”) at various peer group percentiles, which were set at the 30th percentile for threshold performance, the 55th percentile for target performance and the 80th percentile for maximum performance. Additional shares may be earned by the executive officers if performance exceeds the target level. The performance-based shares (and any additional shares) will be earned over a three-year performance period that commenced on March 8, 2021 and will end on March 8, 2024 (the “Performance Period”). In addition, a portion of the performance-based shares will be earned based on the Company’s absolute TSR as discussed below. The peer group selected by the Compensation Committee consists of the constituent companies of the SNL US Hotel REIT Index (“Index”) for the entire Performance Period (“Index Company”). A company will be an “Index Company” only if the company’s market capitalization on the first day of the Performance Period is at least $100 million. A company will not be an “Index Company” if, during the Performance Period, it is part of a public disclosure of its intent or agreement to enter into a merger or sale with another company whereby the company is considered the “Acquiree” in such transaction. A company will be an “Index Company” only if it is listed on the Index for the entire Performance Period; provided, however, that a company that would be an Index Company that declares bankruptcy during the Performance Period will be an Index Company and its TSR for the Performance Period will be negative one hundred percent (-100%). If earned, the performance-based shares issued on March 8, 2021 will vest on March 8, 2024 and any additional shares will be issued as soon as practical after the end of the Performance Period, but no later than March 31, 2024 and will be fully vested as of the date of issuance.

The following table illustrates the percentage of the target performance-based shares issued on March 8, 2021 that will be earned at various levels of relative TSR performance:

Company 3-Year TSR Percentile Rank vs. Index Companies	Percent of Target Shares Earned
<30th Percentile	0%
30th Percentile	25%
55th Percentile	100%
≥ 80th Percentile	200%

The number of shares earned will be linearly interpolated for performance between the 30th and 55th percentile and for performance between the 55th and 80th percentile. In addition, if the Company’s absolute TSR is equal to or greater than 8.5% per year (or 25.5% cumulative over the Performance Period), at least 25% of the performance-based shares will be earned.

Pursuant to the terms of the 2011 Plan if a change in control occurs before March 8, 2024, executives will earn shares as follows. If the executive remains in the continuous employ of the Company from March 8, 2021 until the control change date, the executive will earn the number of shares calculated by multiplying the target level of shares by the Company’s applicable percent of Target Shares earned according to the table above as of the control change date. The number of shares earned shall be vested and non-forfeitable on March 8, 2024 if the executive remains in the continuous employ of the Company from March 8, 2021 until such date. Notwithstanding the preceding sentence, the number of shares earned shall be vested and non-forfeitable on the control change date if the surviving or successor entity in the change in control does not assume or replace the shares with a comparable grant covering common stock of the surviving or successor entity. Notwithstanding the two preceding sentences, the number of shares earned shall be vested and non-forfeitable on the date that an executive’s employment with the Company ends if the executive remains in the continuous employ of the Company from March 7, 2020 until the date such employment ends, after the control change date, on account of the executive’s death, disability, termination without cause or voluntary termination for good reason.

For purposes of the performance-based stock awards, the Company’s TSR will be calculated in accordance with the methods utilized by SNL Financial to calculate TSR. The TSR for each Index Company will be calculated in the same manner.

Performance-based shares that have not been earned on or before March 8, 2024 in accordance with the terms of the stock award agreements will not vest or be issued, and such shares or the right to receive such shares will be forfeited.

On and after the date of grant and prior to forfeiture of any of the performance-based shares, the executives will have the right to vote the shares that have been issued. However, prior to vesting, any cash dividends on the performance-based shares that have not vested will be accumulated but will not be paid to the executives during the Performance Period. Any accumulated and unpaid cash dividends on the performance-based shares will be paid to the executives on the date those shares vest in accordance with the terms of the stock award agreements. If any additional shares are issued for performance that exceeds the target level, the executives will receive a cash payment in the amount equal to the dividends that would have been paid on the additional shares as if those shares had been issued on March 8, 2021.

2021 Incentive Awards (Cash Bonuses). The Compensation Committee and Board deferred approval of the components of incentive awards until such time as the effects of the COVID-19 pandemic on the Company are better known. The incentive awards afford the executive officers an opportunity to earn additional cash compensation based on the achievement of company-specific performance goals and, at the Compensation Committee’s discretion, each executive officer’s individual performance and contribution to the Company in 2021. Pursuant to the terms of his employment, Mr. Hansen will not be eligible to earn a cash bonus in 2021.

Once goals are established, the following table sets forth the potential payout under the 2021 annual incentive program that each executive may earn at the threshold, target and maximum level of performance. Linear interpolation will be applied for performance between the threshold and target levels and for performance between the target and maximum levels.

	Threshold		Target		Maximum
	% of Base Salary	Potential Payout	% of Base Salary	Potential Payout	% of Base Salary	Potential Payout
Jonathan P. Stanner	75%	$450,000	150%	$900,000	300%	$1,800,000
Craig J. Aniszewski	50%	$225,000	100%	$450,000	200%	$900,000
Christopher R. Eng	50%	$187,500	100%	$375,000	200%	$750,000
Paul Ruiz	35%	$105,000	70%	$210,000	140%	$420,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT HOTEL PROPERTIES, INC.

	By:	/s/ Christopher R. Eng
Christopher R. Eng
Executive Vice President, General Counsel,
Date: March 10, 2021	Chief Risk Officer and Secretary